EXHIBIT 10.4

SONICWALL, INC.

1998 STOCK OPTION PLAN

AMENDMENT TO OUTSIDE DIRECTOR STOCK OPTION AGREEMENTS

The outstanding stock option agreements under the SonicWALL, Inc. (the “Company”) 1998 Stock Option Plan (the “Option Plan”) for grants prior to July 29, 2004 by and between SonicWALL, Incorporated and [Director Name] (the “Agreements”) are hereby amended as follows:

Unless otherwise defined herein, initially capitalized terms shall have the same meanings as defined in the Option Plan.

1. Double-Trigger Vesting Acceleration. The vesting provisions set forth in the Agreements are amended to include the following:

“Notwithstanding anything in this Agreement to the contrary, in the event that within the twelve (12) month period commencing on and following a Change of Control of the Company (as defined herein), Optionee ceases serving as a member of the Board, other than upon (i) a voluntary resignation by the Optionee that is not requested by the acquiring or successor entity, (ii) a cessation of Board service due to the Optionee’s death or Disability (as defined herein), or (iii) Optionee being removed from the Board for “Cause,” as such term is defined in the Company’s Articles of Incorporation, then 100% of the Shares under Option(s) granted prior to July 29, 2004 shall become vested and exercisable.

For purposes of this Agreement, “Change in Control of the Company” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets or its business; or

(iii) The consummation of a merger, reverse merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

For purposes of this Agreement, “Disability” means the Optionee has been unable to perform with reasonable accommodation his or her duties as an member of the Board as the result of Optionee’s incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee’s legal representative (such agreement as to acceptability not to be unreasonably withheld).”

2. Option Agreements. To the extent not expressly amended hereby, the Agreements remain in full force and effect.

3. Entire Agreement. This Amendment, taken together with the Agreements (to the extent not expressly amended hereby) and any duly authorized written or electronic agreement entered into by and between the Company and the Optionee relating to the stock option grants evidenced by the Agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the stock option grants evidenced by the Agreements, and may be amended at any time only by mutual written agreement of the parties hereto.

IN WITNESS WHEREOF, this instrument is executed as of                      , 2004.

SONICWALL, INC.	OPTIONEE

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